UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100, Winter Park, FL 32789

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2012, Ruth’s Hospitality Group, Inc. (the “Company”) entered into a preferred stock repurchase agreement (the “Preferred Stock Repurchase Agreement”) with Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P. (collectively, “BRS”) to purchase a total of 25,000 shares of the Company’s Series A 10% Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), representing all of the issued and outstanding shares of Preferred Stock, for an aggregate purchase price of approximately $60,212,328.75 (the “Repurchase”). The Repurchase was funded through borrowings under the Company’s revolving credit facility and closed on March 8, 2012. The Company intends to retire the shares following the Repurchase.

The Preferred Stock Repurchase Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and the Company’s press release dated March 9, 2012 is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. Both exhibits are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Repurchase, Stephen C. Sherrill, the BRS appointee to the Company’s Board of Directors, submitted his resignation effective immediately.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Preferred Stock Repurchase Agreement, dated March 8, 2012, by and among the Company, Bruckmann, Rossser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P.

99.1	Press release dated March 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: March 9, 2012	/s/ John F. McDonald, III
Name: John F. McDonald, III
Title: Vice President—Legal
Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Preferred Stock Repurchase Agreement, dated March 8, 2012, by and among the Company, Bruckmann, Rossser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P.

99.1	Press release dated March 9, 2012.